UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 5, 2009

MANITEX INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Michigan	001-32401	42-1628978
(State or Other Jurisdiction of Incorporation )	(Commission File Number)	(IRS Employer Identification No.)

7402 W. 100th Place, Bridgeview, Illinois 60455

(Address of Principal Executive Offices) (Zip Code)

(708) 430-7500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Company and Comerica Bank Amend Credit Agreements to Lower Interest Rates:

Manitex International, Inc. (the “Company”) currently has U.S. and Canadian revolving lines of credit with Comerica Bank (“Comerica”). On May 5, 2010, the Company and certain of its subsidiaries entered into amendments to the notes, which were executed in conjunction with loan agreements. The Note Amendments with Comerica decrease interest rates on the U.S. and Canadian revolving credit facilities by 0.5%. The specific Notes that were amended are as follows:

•	Amendment to Note (Master Revolving Note dated July 9, 2009) effective May 5, 2009

•	Amendment No. 6 to Note (Master Revolving Note dated December 29, 2006, as amended or the “Canadian Note”) effective May 5, 2010

•	Amendment No. 2 to Note (Master Revolving Note dated July 9, 2008 or the “American Note”) effective May 5, 2010

Set forth below is a summary of each of these note amendments, which are qualified in their entirety by reference to the copies of such amendments attached as Exhibits 10.1, 10.2, and 10.3, to this Current Report on Form 8-K and incorporated by reference herein.

Amendment to the U.S. Note

On May 5, 2010, Manitex International, Inc. Manitex, Inc, a subsidiary of the Company, and Comerica entered into an Amendment to the Master Revolving Note in the original principal amount of $20,500,000 dated July 29, 200 (the “U.S. Note”). The current amendment decreases the interest rate for the U.S Revolving Credit Facility from prime rate plus 2.0% to prime rate plus 1.5%

Amendment No. 6 to the Canadian Note.

On May 5, 2010, Manitex LiftKing, ULC (“Manitex LiftKing”), a subsidiary of the Company, and Comerica entered into Amendment No.6 to the Master Revolving Note in the original principal amount of CDN $3.5 million, dated December 29, 2006, as amended on August 9, 2007, October 18, 2007, June 30, 2008, July 9, 2009 and October 29, 2009. (the “Canadian Note”). The current amendment decreases the interest rate for Canadian dollar borrowing under the Canadian Revolving Credit facility from Canadian prime rate plus 2.5% to Canadian prime rate plus 2.0%.

Amendment No. 2 to the American Note

On May 5, 2010, Manitex LiftKing, ULC (“Manitex LiftKing”), a subsidiary of the Company, and Comerica entered into Amendment No. 2 to the Master Revolving Note dated July 9, 2008 (the American Note), as amended on October 29, 2009. The current amendment decreases the interest rate for U.S. dollar borrowings under the Canadian Revolving Credit facility from prime rate plus 2.0% to prime rate plus 1.5%.

Company and Comerica Bank enter into a new credit agreement

On May 5, 2010, Manitex International, Inc. and Comerica enter into a letter agreement that established a new $500,000 revolving credit facility.

Set forth below is a summary of the letter agreement and the new master revolving note, which are qualified in their entirety by reference to the copies of the letter agreement and new master revolving note attached as Exhibits 10.4 and 10.5 to this Current Report on Form 8-K and incorporated by reference herein.

Letter Agreement date May 5, 2010

On May 5, 2010, Manitex International, Inc. and Comerica entered into a letter Agreement. The letter agreement creates a new $500,000 Revolving Credit facility for the Company’s. Under this new facility, the Company can draw funds solely to purchase new or used machinery and equipment. The maximum that can be borrowed is 80% of the invoice cost of the machinery or equipment being purchased. The credit facility has a maturity date of April 1, 2012 and an interest rate of prime rate plus 1.5%.

Master Master Revolving Note.

On July 9, 2009, the Company executed a master revolving note for $500,000. Under this note advances, repayments and re-advances may be made from time to time, subject to the terms and conditions of this note. The note has an April 1, 2012 maturity and has an interest rate of prime rate plus 1.5%. The interest rate increases to prime rate plus 3.0% in the event of default as defined in the agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Not applicable.

(b) Pro Forma Financial Information.

Not applicable.

(c) Shell Company Transactions.

Not applicable.

(d) Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANITEX INTERNATIONAL, INC.

By:	/S/ DAVID H. GRANSEE
Name:	David H. Gransee
Title:	Vice President and Chief Financial Officer

Date: May 10, 2010

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment to Note (Master Revolving Note dated July 9, 2009) effective May 5, 2009

10.2	Amendment No. 6 to Note (Master Revolving Note dated December 29, 2006, as amended or the “Canadian Note”) effective May 5, 2010

10.3	Amendment No.2 to Note (Master Revolving Note dated July 9, 2008 or the “American Note”) effective May 5, 2010

10.4	Letter agreement dated May 5, 2010

10.5	Master Revolving Note dated May 5, 2010